Exhibit 16.1

RSM US LLP

30 South Wacker Dr., Ste. 3300

Chicago, IL 60606-7481

T +1 312 634 3400

F +1 312 634 3410

www.rsmus.com

January 28, 2025

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Runway Growth Finance Corp’s statements included under Item 4.01(a) of its Form 8-K filed on January 28, 2025 and we agree with such statements concerning our firm.

/s/ RSM US LLP

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